EXHIBIT 1.2


                           NEWMONT MINING CORPORATION
                                    as Issuer

                               NEWMONT USA LIMITED
                                  as Guarantor

                                 Debt Securities

                             Underwriting Agreement



                                                               ----------, -----

[Names and Addresses of Representatives]

Ladies and Gentlemen:

          1. Introductory. Newmont Mining Corporation, a Delaware corporation (the "Company"), proposes to issue and sell from time to time certain of its debt securities registered under the registration statement referred to in
Section 2(a) ("Registered Securities"). Payment of principal of, and interest, if any, and premium, if any, on the Debt Securities will be unconditionally guaranteed by Newmont USA Limited, a Delaware corporation, as Guarantor (the "Guarantor"), pursuant to the terms and conditions of the guaranty issued under the Indenture (as defined below) (the "Guaranty"). The Registered Securities may be convertible into common shares of the Company, par value $1.60 per share ("Common Shares"). The Registered Securities will be issued under an indenture, dated as of __________, _____ (the "Indenture"), among the Company, the Guarantor and Citibank, N.A., as trustee (the "Trustee"), in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices, in the case of Registered Securities that are convertible at the option of holders into Common Shares, conversion prices and the terms and conditions relating to such conversion rights and other terms, with all such terms for any particular series of the Registered Securities being determined at the time of sale.

          The issuance and sale of Registered Securities and the related Guaranty have been registered under the registration statement referred to in
Section 2(a). Particular series of the Registered Securities will be sold pursuant to a Terms Agreement referred to in Section 3 in the form of Annex I attached hereto, for resale in accordance with terms of offering determined at the time of sale. The Registered Securities and related Guaranty are hereunder referred to as the "Securities". The firm or firms which agree to purchase the Securities are hereinafter referred to as the "Underwriters" of such Securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the "Representatives"; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term "Representatives", as used in this

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Agreement (other than in the second sentence of Section 3 or where the context otherwise so requires) shall mean the Underwriters.

          The Company and the Guarantor have prepared and filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement (File No. 333-__________), including a prospectus, relating to the Securities. Such registration statement, as amended at the time of any Terms Agreement referred to in Section 3, is hereinafter referred to as the "Registration Statement", and the prospectus included in the Registration Statement, as supplemented as contemplated by Section 3 to reflect the terms of the Securities and the terms of offering thereof, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Securities Act, and including any prospectus used to offer the Securities in any other jurisdiction, is hereinafter referred to as the "Prospectus".

          Any reference in this Agreement to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such preliminary prospectus or the Prospectus, as the case may be, and any reference to "amend", "amendment" or "supplement" with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") that are deemed to be incorporated by reference therein.

          2. Representations and Warranties of the Company and the Guarantor. The Company and the Guarantor, jointly and severally, represent and warrant to, and agree with, each Underwriter that:

          (a) Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and, to the knowledge of the Company and the Guarantor, no proceeding for that purpose has been initiated or threatened by the Commission. On the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied in all material respects with the Securities Act and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of the Terms Agreement referred to in Section 3, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Securities Act, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, except that the foregoing representations do not apply to statements in or omissions from any of such documents made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such

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

     Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus or any amendment or supplement thereto.

          (b) Incorporated Documents. Each document filed by the Company or the Guarantor pursuant to the Exchange Act that is incorporated by reference in the Prospectus complied when so filed in all material respects with the Exchange Act, and each document (other than documents incorporated by reference therein relating solely to securities other than the Securities), if any, hereafter so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission will comply in all material respects with the Exchange Act and did not or will not, as the case may be, when so filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (c) Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its subsidiaries taken as a whole as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; the other financial information included or incorporated by reference in the Registration Statement and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby; and any pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement and the Prospectus has been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying any such pro forma financial information were reasonable when originally filed with the Commission and are set forth in the Registration Statement and the Prospectus or the relevant document incorporated by reference therein.

          (d) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, (i) there has not been any change in the capital stock (other than as a result of the exercise of outstanding stock options or warrants or other convertible securities of the Company), increase in long-term debt of the Company and its subsidiaries taken as a whole, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock of the Company or Newmont Mining Corporation of Canada Limited [(except for dividends declared on __________, _____ to be paid on _________, _____)], or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders' equity, results of operations or prospects of the Company and its subsidiaries taken as a

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

     whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in or contemplated by the Registration Statement and the Prospectus.

          (e) Organization and Good Standing. The Company, the Guarantor and each of their Significant Subsidiaries, as defined in Rule 1-02 of Regulation S-X (the "Significant Subsidiaries"), have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders' equity, results of operations or prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

          (f) Capitalization. All the outstanding shares of capital stock of the Company and the Guarantor have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or the Guarantor, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or the Guarantor, any such convertible or exchangeable securities or any such rights, warrants or options, other than this Agreement; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except as described in Schedule 2(f) hereto.

          (g) Due Authorization. Each of the Company and the Guarantor has full right, power and authority to execute and deliver this Agreement, the Terms Agreement, the Indenture, the Registered Securities and the related Guaranty (collectively, the "Transaction Documents") to the extent a party thereto and to perform its obligations hereunder and thereunder.

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          (h)  Transaction Documents. This Agreement and the Terms Agreement
     have been duly authorized, executed and delivered by the Company and the Guarantor and constitute a valid and binding obligation of each of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with their respective terms, subject as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, or other laws affecting creditors' rights generally, from time to time in effect and to general principles of equity and except as to the provisions with respect to indemnification or contribution may be limited by applicable law, regulation or public policy. The Indenture has been duly authorized by the Company and the Guarantor and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Company and the Guarantor will constitute the legal, valid and binding instrument of each of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, subject as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, or other laws affecting creditors' rights generally, from time to time in effect and to general principles of equity. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

          (i) The Registered Securities. The Registered Securities have been duly authorized by the Company for issuance and sale pursuant to this Agreement and the Indenture, and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters, will constitute the legal, valid and binding obligations of the Company, will be in the form contemplated by the Indenture, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, or other laws affecting creditors' rights generally, from time to time in effect and to general principles of equity. The Guaranty has been duly authorized by the Guarantor and, when executed and delivered by the Guarantor and affixed to the Registered Securities, will constitute the legal, valid and binding obligation of the Guarantor, will be in the form contemplated by the Indenture, entitled to the benefits of the Indenture and enforceable against the Guarantor in accordance with its terms, subject as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, or other laws affecting creditors' rights generally, from time to time in effect and to general principles of equity.

          (j) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above,

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

     for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

          (k) No Conflicts. The execution, delivery and performance by the Company and the Guarantor of each of the Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority.

          (l) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the Securities under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state or other securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

          (m) Independent Accountants. PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, are a registered independent public accounting firm with respect to the Company and its subsidiaries as required by the Securities Act.

          (n) Compliance With Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "Environmental Laws"); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case for any such failure to comply, or failure to receive required permits, licenses or approvals, or liability as would not, individually or in the aggregate, have a Material Adverse Effect.

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          (o)  Accounting Controls. The Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (p) No Broker's Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities.

          3. Purchase and Offering of Securities. The obligation of the Company to issue and sell any Registered Securities, the obligation of the
Guarantor to guarantee such Registered Securities and the obligation of the Underwriters to purchase the Securities will be set forth in a Terms Agreement (the "Terms Agreement"), which shall be in the form of an executed writing (which may be handwritten), and may be evidenced by an exchange of telegraphic, facsimile or any other rapid transmission device designed to produce a written record of communications transmitted at the time the Company determines to sell the Securities. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the aggregate principal amount of the Registered Securities, the principal amount of Registered Securities to be purchased by each Underwriter, the initial public offering price of the Registered Securities, the purchase price to be paid by the Underwriters and the terms of the Registered Securities not already specified in the Indenture, including, but not limited to, dates of payment and rate of interest, if any, maturity, any redemption or repayment provisions and any sinking fund requirements and whether any of the Securities may be sold to institutional investors pursuant to Delayed Delivery Contracts (as defined below). The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time not later than seven full business days thereafter as the Representatives, the Company and the Guarantor agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the "Closing Date"), the place of delivery and payment and any details of the terms of offering that should be reflected in the prospectus supplement relating to the offering of the Securities. The obligations of the Underwriters to purchase the Securities will be several and not joint. It is understood that the Underwriters propose to offer the Securities for sale as set forth in the Prospectus. The Securities delivered to the Underwriters on the Closing Date will be in definitive fully registered form, in such denominations and registered in such names as the Underwriters may request.

          If the Terms Agreement provides for sales of Securities pursuant to delayed delivery contracts, the Company and the Guarantor authorize the Underwriters to solicit offers to purchase Securities pursuant to delayed delivery contracts substantially in the form of Annex II attached hereto ("Delayed Delivery Contracts") with such changes therein as the Company and

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the Guarantor may authorize or approve. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. On the Closing Date, the Company or the Guarantor will pay, as compensation, to the Representatives for the accounts of the Underwriters, the fee set forth in such Terms Agreement in respect of the principal amount of Securities to be sold pursuant to Delayed Delivery Contracts ("Contract Securities"). The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts. If the Company and the Guarantor execute and deliver Delayed Delivery Contracts, the Contract Securities will be deducted from the Securities to be purchased by the several Underwriters and the aggregate principal amount of Securities to be purchased by each Underwriter will be reduced pro rata in proportion to the principal amount of Securities set forth opposite each Underwriter's name in such Terms Agreement, except to the extent that the Representatives determine that such reduction shall be otherwise than pro rata and shall so advise the Company and the Guarantor. The Company will advise the Representatives not later than 5:00 p.m., New York time, on the business day prior to the Closing Date of the principal amount of Contract Securities.

          4. Certain Agreements of the Company and the Guarantor. Each of the Company and the Guarantor, jointly and severally, covenants and agrees with the several Underwriters that in connection with each offering of Securities:

          (a) The Company and the Guarantor will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b). The Company and the Guarantor will file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company or the Guarantor with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act during the Prospectus Delivery Period (as defined below); and the Company will furnish copies of the Prospectus to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of the Terms Agreement or as promptly as practicable thereafter in such quantities as the Representatives may reasonably request.

          (b) The Company will deliver, without charge to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period, as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) as the Representatives may reasonably request. As used herein, the term "Prospectus Delivery Period" means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered in connection with sales of the Securities by any Underwriter or dealer.

          (c) Before filing any amendment or supplement to the Registration Statement or the Prospectus during the Prospectus Delivery Period, the Company will furnish to the Representatives and __________, counsel for the Underwriters ("Underwriters' Counsel"), a copy of the proposed amendment or supplement for review and will not file

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     any such proposed amendment or supplement to which the Representatives reasonably object.

          (d) During the Prospectus Delivery Period, the Company will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any preliminary prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose; and (v) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any preliminary prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

          (e) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Representatives thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Representatives and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading, or so that the Prospectus will comply with law. Neither the Representatives' consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in
     Section 5.

          (f) The Company will make generally available to its security holders and the Representatives as soon as practicable, an earnings statement of the Company and its subsidiaries that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the "effective date" (as defined in Rule 158) of the Registration Statement.

          (g) The Company and the Guarantor will arrange for the qualification of the Securities for offer and sale and the determination of their eligibility for investment under

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

     the securities and Blue Sky laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution of the Securities; provided, however, that in no event shall either the Company or the Guarantor be required to qualify as a foreign corporation or as a dealer in securities or to file a general or unlimited consent for service of process in any such jurisdiction.

          (h) The Company and the Guarantor will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's and the Guarantor's counsel and accountants in connection with the registration of the Securities under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any preliminary prospectus supplement and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing any Agreement among Underwriters, this Agreement, any Terms Agreement, any Indenture, any Securities, any Delayed Delivery Contracts, any Blue Sky Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 4(g), including the reasonable fees and disbursements of Underwriters' Counsel in connection with such qualification and in connection with the Blue Sky surveys; (iv) any fees charged by securities rating services for rating the Securities;
     (v) any filing fees incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (vi) the cost of preparing the Securities; (vii) the fees and expenses of any Trustee and any agent of any Trustee and the fees and disbursements of counsel for any Trustee in connection with any Indenture and the Securities; (viii) expenses incurred by the Company or the Guarantor in connection with any "road show" presentation to potential investors; and (ix) all other costs and expenses incident to the performance of its obligations hereunder and under any Delayed Delivery Contracts which are not otherwise specifically provided for in this Section; provided, however, that, except as provided in this Section,
     Section 6 and Section 9 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

          (i) For a period beginning at the time of execution of the Terms Agreement and ending the earlier of (i) the termination of trading restrictions for the Securities, as notified to the Company and the Guarantor by the Representatives, and (ii) the Closing Date, without the prior consent of the Representatives, the Company and the Guarantor will not offer, sell, contract to sell or otherwise dispose of any securities substantially similar to the Securities.

          (j) The Company will apply the net proceeds from the sale of the Securities as described in the Prospectus under the heading "Use of Proceeds".

          (k) The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

          5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities will be subject to the accuracy of the written statements of the officers of the Company and the Guarantor made pursuant to the provisions hereof, to the performance by each of the Company and the Guarantor of its covenants and other obligations hereunder and to the following additional conditions precedent:

          (a) On the date of the Terms Agreement and on the Closing Date, __________________ shall have furnished to the Representatives, at the request of the Company and the Guarantor, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus; provided, that the letter delivered on the Closing Date may use a "cut-off" date no more than three business days prior to such Closing Date.

          (b) The Prospectus shall have been timely filed with the Commission in accordance with the Securities Act and Section 4(a) of this Agreement. No order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceeding for that purpose shall be pending before or, to the knowledge of the Company or the Guarantor, threatened by the Commission; and all requests by the Commission for additional information that affect the Registration Statement or the Prospectus shall have been complied with to the reasonable satisfaction of the Representatives.

          (c) The representations and warranties of the Company and the Guarantor contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and the Guarantor and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

          (d) Subsequent to the execution and delivery of the Terms Agreement, there shall not have occurred (i) any downgrading in the rating accorded any securities or preferred stock of or guaranteed by the Company or the Guarantor by any "nationally recognized statistical rating organization" (as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act), or any public announcement that any such organization has under surveillance or review, or that it has changed its outlook with respect to, its rating of any securities or preferred stock of or guaranteed by the Company or the Guarantor (other than an announcement with positive implications of a possible upgrading); or (ii) any event or condition of a type described in Section 2(d) hereof, which event or condition is not described in the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date on the terms and in the manner contemplated by this Agreement or the Prospectus.

          (e) The Representatives shall have received on and as of the Closing Date a certificate of the Chairman of the Board of Directors and Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President or any Vice President and the Chief Financial Officer or Chief Accounting Officer of the Company and the Guarantor (i) confirming that such officers have carefully reviewed the Registration Statement and the Prospectus and, to the best knowledge of such officers, the representation set forth in Section 2(a) hereof is true and correct, (ii) confirming that the other representations and warranties of the Company and the Guarantor in this Agreement are true and correct and that each of the Company and the Guarantor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date and (iii) to the effect set forth in paragraphs
     (b) and (d)(i) above.

          (f) The Representatives shall have received an opinion, dated the Closing Date, of White & Case LLP, counsel for the Company and the Guarantor, to the effect that:

               (i) Each of the Company and the Guarantor has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

               (ii) The Indenture has been duly authorized, executed and delivered by each of the Company and the Guarantor and has been duly qualified under the Trust Indenture Act; the Indenture constitutes a valid and legally binding obligation of the Company and the Guarantor enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, or by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law), the Registered Securities have been duly authorized by the Company; the Registered Securities other than any Contract Securities have been duly executed, issued and delivered by the Company; the Registered Securities other than any Contract Securities constitute, and any Contract Securities, when executed, authenticated, issued and delivered in the manner provided in the Indenture and sold pursuant to Delayed Delivery Contracts, will constitute, valid and legally binding obligations of the Company enforceable in accordance with their terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, or by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law), the related Guaranty has been duly authorized, executed, issued and delivered by the Guarantor; the Guaranty constitutes a valid and legally binding obligation of the Guarantor enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, or by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law), and the Securities other than any Contract Securities conform, and any Contract Securities, when issued and delivered in the manner provided for in the Indenture and sold pursuant to Delayed Delivery Contracts, will conform, in all material respects to the description thereof contained in the Prospectus;

               (iii) No consent, approval, authorization or order of, or filing with, any New York State or Federal governmental agency or body or any New York State or Federal court having jurisdiction over either the Company or the Guarantor or any of its respective material properties is required to be obtained or made by either the Company or the Guarantor for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) in connection with the issuance or sale of the Registered Securities by the Company, except such as have been obtained and made under the Securities Act and the Trust Indenture Act and such as may be required under state securities or Blue Sky laws (as to which such counsel need express no opinion);

               (iv) The execution, delivery and performance of the Indenture, the Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts and the issuance and sale of the Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Certificate of Incorporation or By-Laws of either the Company or the Guarantor or any statute, rule, regulation or order applicable to the Company, the Guarantor or any of their respective subsidiaries of which such counsel is aware of any federal or New York State governmental agency or body or court having jurisdiction over the Company, the Guarantor or any of their respective material properties (other than those that may be required under the Securities Act and under applicable state securities or Blue Sky laws as to which such counsel need express no opinion), and the Company has full corporate power and authority to authorize, issue and sell the Securities as contemplated by the Terms Agreement (including the provisions of this Agreement) and the Guarantor has full corporate power and authority to authorize and issue the Guaranty as contemplated by the Terms Agreement (including the provisions of this Agreement);

               (v) The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion; the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Securities Act specified in such opinion on the date specified therein; and no order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or, to the knowledge of such counsel, threatened by the Commission;

               (vi) The statements set forth in the Prospectus under the heading "Description of Debt Securities and Guarantees", to the extent that they constitute summaries of the terms of the Securities, fairly summarize in all material respects the matters described therein;

               (vii) The Registration Statement relating to the Securities, as of its effective date and the Prospectus, as of the date of the Terms Agreement, and any amendment or supplement thereto, as of its date, appeared on their face to comply as to form in all material respects with the requirements of the Securities Act and the Trust Indenture Act; nothing has come to such counsel's attention which causes it to believe that the Registration Statement, as of its effective date, the Registration Statement or the Prospectus, as of the date of the Terms Agreement, or any such amendment or supplement, as of its date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; it being understood that such counsel need express no opinion as to the financial statements and schedules or other financial or statistical data contained in any of the above-mentioned documents; and

               (viii)This Agreement, the Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts have been duly authorized, executed and delivered by each of the Company and the Guarantor.

          (g) The Representatives shall have received an opinion, dated the Closing Date, from Britt D. Banks, Esq., Vice President and General Counsel
     of      the Company and of the Guarantor, or Sharon E. Thomas, Esq., Vice
     President and Secretary of the Company and of the Guarantor, to the effect that:

               (i) Each of the Company and each of the Significant Subsidiaries (including the Guarantor) has been duly incorporated and is an existing corporation in good standing in its jurisdiction of organization and has been duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which its ownership of property or the conduct of its business requires such qualification (except where the failure to so qualify would not have a Material Adverse Effect), and has all power and authority necessary to own its properties and conduct the business in which it is engaged as described in the Prospectus;

               (ii) The execution, delivery and performance of the Indenture, the Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts and the issuance and sale of the Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under any order, rule or regulation applicable to the Company, the Guarantor or any of their respective subsidiaries of which such counsel is aware of any court or governmental agency or body having jurisdiction over the Company, the Guarantor or any of their respective material properties or, any material agreement or instrument to which the Company, the Guarantor or any of their respective subsidiaries is a party or by which the Company, the Guarantor or any such subsidiary is bound or to which any of the properties of the Company, the Guarantor or any such subsidiary is subject, or the Certificate of Incorporation or By-Laws of the Company, the

          Guarantor or any such subsidiary, which breach or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

               (iii) Such counsel is not aware of any consent, approval, authorization or order of, or filing with, any governmental agency or body or any court having jurisdiction over the Company, the Guarantor or any of their material properties that is required to be obtained or made by the Company or the Guarantor for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) in connection with the issuance or sale of the Securities by the Company and the Guarantor, except such as may be required under the Securities Act, the Trust Indenture Act and under state securities or Blue Sky laws (as to which such counsel need express no opinion);

               (iv) To the best knowledge of such counsel, except as described in the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject which, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and to the knowledge of such counsel, and except as described in the Prospectus, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others;

               (v) The documents incorporated by reference in the Prospectus (other than the financial statements and related schedules and other financial and statistical data contained therein, as to which such counsel need express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the Exchange Act; and nothing has come to such counsel's attention that causes such counsel to believe that any of such documents, when such documents were so filed contained an untrue statement of a material fact and omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading;

               (vi) Nothing has come to such counsel's attention that causes such counsel to believe that the Registration Statement relating to the Securities, as of its effective date, the Registration Statement or the Prospectus, as of the date of the Terms Agreement, or any such amendment or supplement, as of its date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; it being understood that such counsel need express no opinion as to the financial statements and schedules or other financial or statistical data contained in any of the above-mentioned documents or the Trustee's Statements of Eligibility on Form T-1; and

               (vii) The statements contained in the Company's Annual Reports on Form 10-K under the heading "Item 3. Legal Proceedings", and the statements contained in the Company's Quarterly Reports on Form 10-Q under the heading "Item 1. Legal Proceedings", in each case, which are incorporated or deemed to be incorporated by reference in the Prospectus, insofar as such statements constitute a summary of the legal documents, matters or proceedings referred to therein, fairly present the information called for with respect to such legal documents, matters and proceedings; and, to the best knowledge of such counsel, (A) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Prospectus and that are not so described and (B) there are no statutes, regulations or contracts and other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Prospectus and that have not been so filed or described.

          (h) The Representatives shall have received from Underwriters' Counsel, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company and the Guarantor, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as they may require, and the Company and the Guarantor shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (i) On or prior to the Closing Date, the Company and the Guarantor shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

          All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters. The Company and the Guarantor will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as they reasonably request.

          6. Indemnification and Contribution. (a) The Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below; provided, that with respect to any such untrue statement in or omission from any preliminary prospectus, the indemnity agreement contained in this paragraph (a) shall not inure to the benefit of any Underwriter to the extent that the sale to the person asserting of any such loss, claim, damage or liability was an initial resale by such Underwriter and any such loss, claim, damage or liability of or with respect to such Underwriter results from the fact that both (i) to the extent required by applicable law, a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and (ii) the untrue statement in or omission from such preliminary prospectus was corrected in the Prospectus unless, in either case, such failure to deliver the Prospectus was a result of non-compliance by the Company with the provisions of Section 4 hereof.

          (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantor and their respective directors and officers who signed the Registration Statement and each person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter agreed to be furnished to the Company in writing by the Representatives pursuant to the Terms Agreement.

          (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnification may be sought (the "Indemnifying Person") in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 6. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 6 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company and the Guarantor and their respective directors and officers who signed the Registration Statement and any control persons of the Company or the Guarantor shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

          (d) If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantor on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantor on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor, on the one hand, or by the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 6 are several in proportion to their respective purchase obligations hereunder and not joint.

          (f) The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

          7. Termination. This Agreement and the Terms Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and the Terms Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange;
(ii) trading of any securities issued or guaranteed by the Company or the Guarantor shall have been suspended on any exchange; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date on the terms and in the manner contemplated by this Agreement, the Terms Agreement and the Prospectus.

          8. Default of Underwriters. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase under the Terms Agreement relating to such Securities, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Securities on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company and the Guarantor that they have so arranged for the purchase of such Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Securities, the Representatives or the Company shall have the right to postpone the Closing Date for such Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and each of the Company and the Guarantor agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the reasonable opinion of the Representatives may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this section with like effect as if such person had originally been a party to the Terms Agreement with respect to such Securities.

          (b) If, after giving effect to any arrangements for the purchase of the Registered Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Registered Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Registered Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Registered Securities which such Underwriter agreed to purchase under the Terms Agreement relating to such Registered Securities and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Registered Securities which such Underwriter agreed to purchase under such Terms Agreement) of the Registered Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

          (c) If, after giving effect to any arrangements for the purchase of the Registered Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Registered Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Registered Securities, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Registered Securities of a defaulting Underwriter or Underwriters, then the Terms Agreement relating to such Registered Securities shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Guarantor, except for the expenses to be borne by the Company, the Guarantor and the Underwriters as provided in Section 4(h) and the indemnity and contribution agreements in Section 6; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

          9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantor or their officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, the Guarantor or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Securities. If the Terms Agreement is terminated pursuant to Section 7 or if for any reason the purchase of the Securities by the Underwriters under the Terms Agreement is not consummated, the Company and the Guarantor shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4(h) and the respective obligations of the Company, the Guarantor and the Underwriters pursuant to Section 6 shall remain in effect. If the purchase of the Securities by the Underwriters is not consummated for any reason, other than solely because of the termination of this Agreement pursuant to Section 7 or the occurrence of any event specified in Section 8, the Company and the Guarantor will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities, but the Company and the Guarantor shall be under no further liability to any Underwriter except as provided in Section 6.

          10. Notices. All statements, requests, notices and agreements hereunder shall be in writing and if to the Underwriters shall be sufficient in all respects, if delivered or sent by first class mail, telex, or facsimile transmission (confirmed in writing by overnight courier sent on the day of such facsimile transmission) to the address of the Representatives as set forth in the Terms Agreement; and if to the Company or the Guarantor shall be sufficient in all respects if delivered or sent by first class mail or facsimile transmission (confirmed in writing by overnight courier sent on the day of such facsimile transmission) to the address of the Company and the Guarantor set forth in the Registration Statement, Attention: Secretary.

          11. Successors. This Agreement will inure to the benefit of and be binding upon the Company, the Guarantor and such Underwriters as are identified in Terms Agreements and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will acquire or have any right or obligation hereunder or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign merely by reason of such purchase.

          12. Representatives. In all dealings under any Terms Agreement and hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any underwriter made or given by the Representatives.

          13. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act; (b) the term "business day" means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act.

          14. Time of Essence. Time shall be of the essence of each Terms Agreement.

          15. GOVERNING LAW. THIS AGREEMENT AND EACH TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          16. Counterparts. This Agreement and each Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

          17. Amendments or Waivers. No amendment or waiver of any provision of this Agreement or each Terms Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

          18. Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement or each Terms Agreement.

          If the foregoing is in accordance with your understanding, please sign and return three counterparts hereof.

                                         Very truly yours,

                                         NEWMONT MINING CORPORATION


                                         By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                         NEWMONT USA LIMITED


                                         By:
                                            -----------------------------------
                                            Name:
                                            Title:


Accepted as of the date hereof:

[Names of Underwriters]

Acting on behalf of themselves and as the Representatives of the several Underwriters

By:  [Representatives]


     By:
        --------------------------------
        Authorized Signatory

                                                                         ANNEX I
                                                                         -------


                      NEWMONT MINING CORPORATION, as Issuer
                        NEWMONT USA LIMITED, as Guarantor

                                 Debt Securities


                                 Terms Agreement
                                 ---------------

                                                               ----------, -----


[Names and Addresses of Representatives]

Dear Sirs:

          Newmont Mining Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated __________, _____ (the "Underwriting Agreement"), between the Company and Newmont USA Limited, a Delaware corporation (the "Guarantor"), on the one hand, and ____________________, as Representatives of the several Underwriters listed in Schedule I hereto, on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the securities specified in Schedule II hereto (the "Registered Securities"). Payment of principal of, and interest, if any, and premium, if any, on the Securities will be unconditionally guaranteed by the Guarantor pursuant to the terms and conditions of the guaranty issued under the Indenture (the "Guaranty"). The Registered Securities and related Guaranty are referred to as the "Securities". Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, except that, if this Terms Agreement and the Underwriting Agreement are dated different dates, each representation and warranty with respect to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation and warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined) and also a representation and warranty as of the date of this Terms Agreement in relation to the Prospectus as amended or supplemented relating to the Securities which are the subject of the Terms Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives are designated to act on behalf of each of the Underwriters of Securities.

          Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at a purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto, less the principal amount of Securities covered by Delayed

                                                                         Annex I
                                                                          Page 2

Delivery Contracts, if any, as may be specified in such Schedule II. The Guarantor agrees, pursuant to the terms and conditions, set forth in the Indenture, to endorse the Guaranty on such Securities.

          If the foregoing is in accordance with your understanding, please sign and return to us __________ counterparts hereof, and upon acceptance hereof by you, on behalf of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement among each of the Underwriters, the Company and the Guarantor. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be supplied to the Company and the Guarantor upon request.

                                         NEWMONT MINING CORPORATION


                                         By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                         NEWMONT USA LIMITED


                                         By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                                                         Annex I
                                                                          Page 3

Accepted as of the date hereof:



Acting on behalf of themselves and as the Representatives of the several Underwriters




         By:
            -----------------------------
                  Authorized Signatory

                                   SCHEDULE I

                                                           Principal Amount of
                                                           Designated Securities
     Underwriter                                              to be Purchased
     -----------                                           ---------------------









                                                           ---------------------
Total.................................................     $
                                                           =====================

                                   SCHEDULE II


Title of Securities:
               [%] [Floating Rate] [Zero Coupon] Guaranteed [Notes] [Debentures]

Aggregate principal amount:
               $
                ----------

Price to Public:

               _____% of the principal amount of the Securities, plus accrued interest[, if any,] from __________ to __________ [and accrued amortization, if any, from __________ to __________]

Purchase Price by Underwriters:

               _____% of the principal amount of the Securities, plus accrued interest[, if any,] from __________ to __________ [and accrued amortization, if any, from __________ to __________]

Specified funds for payment of purchase price:
               [New York] Clearing House funds

Ranking:
               [Senior]
               [Subordinated]

               Indenture: Indenture, dated as of [__________, _____], [as supplemented by _______,] among the Company, the Guarantor and __________, as Trustee

Maturity:
               ----------, -----

Interest Rate:
               [%] [Zero Coupon] [See Floating Rate Provisions]

Interest Payment Dates:
               [months and dates]

Redemption Provisions:
               [No provisions for redemption]

               [The Securities may be redeemed, otherwise than through the sinking fund, in whole or in part at the option of the Company, in the amount of $_____ or an integral multiple thereof, _______]

                                                                     Schedule II
                                                                          Page 2

               [on or after _________, _________ at the following redemption prices (expressed in percentages of principal amount): If [redeemed on or before _________, ___ %, and if] redeemed during the 12-month period beginning ___________,]

                   Year                                            Redemption
                                                                     Price


               and thereafter at 100% of principal amount, together in each case with accrued interest to the redemption date]

               [on any interest payment date falling on or after ____________, ___________, at the election of the Company, at a redemption price equal to the principal amount thereof, plus accrued interest to the date of redemption].

               [Other possible redemption provisions, such as mandatory redemption upon occurrence of certain events or redemption for changes in tax law].

               [Restriction on refunding]

Sinking Fund Provisions:
               [No sinking fund provisions]

               [The Securities are entitled to the benefit of a sinking fund to retire $ _______ principal amount of Securities on ______ in each of the years _____ through ____ at 100% of their principal amount plus accrued interest] [, together with [cumulative] [non-cumulative] redemptions at the option of the Company to retire an additional $_________ principal amount of Securities in the years ____ through ____ at 100% of their principal amount plus accrued interest.]

[If Securities are extendable debt Securities, insert --

Extendable provisions:

               Securities are repayable on ______, _____ [insert date and years], at the option of the holder, at their principal amount with accrued interest. Initial annual interest rate will be ___%, and thereafter annual interest rate will be adjusted on ______, and _______ to a rate not less than ___ % of the effective annual interest rate on U.S. Treasury obligations with _________-year maturities as of the [insert date 15 days prior to maturity date] prior to such [insert maturity date].]

[If Securities are Floating Rate debt Securities, insert --

Floating rate provisions:

               Initial annual interest rate will be __% through ____________ [and thereafter will be adjusted [monthly] [on each _____, ________, and ___________] [to an annual rate of ______ % above the average rate for ______ -year [month]

                                                                     Schedule II
                                                                          Page 3

               [securities] [certificates of deposit] issued by _________ and ___________________ [insert names of banks].] [and the annual interest rate [thereafter] [from ______________ through ____________] will be the interest yield equivalent of the weekly average per annum market discount rate for _____-month Treasury bills plus ___% of Interest Differential (the excess, if any, of (i) then current weekly average per annum secondary market yield for ______-month certificates of deposit over (ii) then current interest yield equivalent of the weekly average per annum market discount rate for ______-month Treasury bills); [from _________ and thereafter the rate will be the then current interest yield equivalent plus ____ % of Interest Differential].]]

Closing Date:
               [Time and date]

Closing Location:


Delayed Delivery:

               [None] [Underwriters' commission shall be ____% of the principal amount of Securities for which Delayed Delivery Contracts have been entered into. Such commission shall be payable to the order of __________.]

Names and addresses of Representatives:


Address for Notices, etc.:


[Other Terms](1)


----------------------
(1) A description of particular tax, accounting or other unusual features of the Securities should be set forth, or referenced to an attached and accompanying description, if necessary to the issuer's understanding of the transaction contemplated. Such a description might appropriately be in the form in which such features will be described in the Prospectus for the offering.

                                                                        ANNEX II
                                                                        --------


                 (Three copies of this Delayed Delivery Contract
                 ----------------------------------------------
                  should be signed and returned to the address
                  --------------------------------------------
                   shown below so as to arrive not later than
                   ------------------------------------------
                          9:00 A.M., New York time, on
                          ----------------------------
                           __________ ____, ____* .)


                            DELAYED DELIVERY CONTRACT
                            -------------------------

                                                [Insert date of initial
                                                ----------------------
                                                public offering]
                                                ---------------

NEWMONT MINING CORPORATION
c/o [Name and Address of Representative]

Gentlemen:

          The undersigned hereby agrees to purchase from Newmont Mining Corporation, a Delaware corporation (the "Company"), and the Company agrees to sell to the undersigned, [If one delayed closing, insert -- as of the date hereof, for delivery on __________, _____ ("Delivery Date"),]

                                   $
                                    ----------

principal amount of the Company's [Insert title of securities] (the "Securities"), guaranteed by Newmont USA Limited, a Delaware corporation (the "Guarantor"), offered by the Company and the Guarantor's Prospectus dated __________, ____ and a Prospectus Supplement dated __________, ____ relating thereto, receipt of copies of which is hereby acknowledged, at _____% of the principal amount thereof plus accrued interest, if any, and on the further terms and conditions set forth in this Delayed Delivery Contract ("Contract").

          [If two or more delayed closings, insert the following:

          [The undersigned will purchase from the Company as of the date hereof, for delivery on the dates set forth below, Securities in the principal amounts set forth below:

          Delivery Date                    Principal Amount
          -------------                    ----------------

          -----------------                --------------------

          -----------------                --------------------

Each of such delivery dates is hereinafter referred to as a Delivery Date.]

          Payment for the Securities that the undersigned has agreed to purchase for delivery on [the] [each] Delivery Date shall be made to the Company or its order by certified or

---------------------
* Insert date which is third full business day prior to Closing Date under the Terms Agreement.

                                                                        Annex II
                                                                          Page 2

official bank check in [New York] Clearing House (next day) funds at the office of at ___.M. on [the] [such] Delivery Date upon delivery to the undersigned of the Securities to be purchased by the undersigned [for delivery on such Delivery Date] in definitive fully registered form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to [the] [such] Delivery Date.

          It is expressly agreed that the provisions for delayed delivery and payment are for the sole convenience of the undersigned; that the purchase hereunder of Securities is to be regarded in all respects as a purchase as of the date of this Contract; that the obligation of the Company to make delivery of and accept payment for, and the obligation of the undersigned to take delivery of and make payment for, Securities on [the] [each] Delivery Date shall be subject only to the conditions that (1) investment in the Securities shall not at [the] [such] Delivery Date be prohibited under the laws of any jurisdiction in the United States to which the undersigned is subject and (2) the Company shall have sold to the Underwriters the total principal amount of the Securities less the principal amount thereof covered by this and other similar Contracts. The undersigned represents that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which governs such investment.

          Promptly after completion of the sale to the Underwriters the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by [a copy] [copies] of the opinion[s] of counsel for the Company delivered to the Underwriters in connection therewith.

          This Contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

          It is understood that the acceptance of any such Contract is in the Company's and the Guarantor's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this Contract is acceptable to the Company and the Guarantor, it is requested that the Company and the Guarantor sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company, the Guarantor and the undersigned when such counterpart is so mailed or delivered.

                                                                        Annex II
                                                                          Page 3

                                       Yours very truly,

                                       ----------------------------------------
                                                 (Name of Purchaser)

                                       By:
                                          -------------------------------------

                                       ----------------------------------------
                                                 (Title of Signatory)

                                       ----------------------------------------

                                       ----------------------------------------
                                                 (Address of Purchaser)

Accepted, as of the above date.

NEWMONT MINING CORPORATION

         By:
            ---------------------------
                [Insert Title]

NEWMONT USA LIMITED

         By:
            ---------------------------
               [Insert Title]